UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  CERBCO, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


   Delaware                         1623                        54-1448835
(State or Other          (Primary Standard Industrial         (I.R.S. Employer
Jurisdiction of           Classification Code Number)        Identification No.)
Incorporation or
 Organization)

                                3421 Pennsy Drive
                            Landover, Maryland 20785
                                 (301) 773-1784

               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                          George Wm. Erikson, Chairman
                          Robert W. Erikson, President
                                3241 Pennsy Drive
                            Landover, Maryland 20785
                                 (301) 773-1784

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                          Anita J. Finkelstein, Esquire
                          Jeannette C. Koonce, Esquire
                    Venable, Baetjer, Howard & Civiletti, LLP
                            1201 New York Avenue, NW
                                   Suite 1000
                              Washington, DC 20005
                                 (202) 962-4800

Approximate date of commencement of proposed sale to the public: Not Applicable.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |-|

                                 DEREGISTRATION

     The Registration Statement amended hereby (File No. 333-82814), as amended and declared effective by the Securities and Exchange Commission on April 12, 2002, registered 1,562,956 shares of Common Stock, $0.05 par value per share (the "Common Stock") and 733,545 shares of Class B Common Stock, $.05 par value per share (the "Class B Common Stock"), of the Registrant. The Registrant filed the Registration Statement and registered the Common Stock and Class B Common Stock in contemplation of a proposed recapitalization of the Registrant, which recapitalization was submitted for stockholder approval at the Registrant's annual meeting on May 14, 2002. The recapitalization did not receive the requisite stockholder approval and, therefore, the Registrant will not effect the contemplated recapitalization or issue any of the Common Stock or Class B Common Stock.

     Therefore,  in accordance with the  Registrant's  undertaking  contained in
Item 22(a)(3) of the Registration Statement, the Registrant, by means of this Post-Effective Amendment No. 1, hereby terminates the Registration Statement and deregisters all of the shares registered thereby, consisting of a total of 1,562,956 shares of Common Stock and 733,545 shares of Class B Common Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Landover, Maryland, on the 3rd day of June, 2002.

                                               CERBCO, Inc.

                                               By:  /s/ George Wm. Erikson
                                                   ----------------------------
                                                   George Wm. Erikson
                                                   Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

             Signature                     Title                      Date
      ------------------------ --------------------------------- ---------------


      /s/ George Wm. Erikson     Director, Chairman and General    June 3, 2002
      ------------------------
      George Wm. Erikson         Counsel
                                 (Principal Executive Officer)

      /s/Robert W. Erikson    *  Director,  President              June 3, 2002
      ------------------------
      Robert W. Erikson          (Principal Executive Officer)


      /s/ Robert F. Hartman   *  Vice President, Secretary and     June 3, 2002
      ------------------------
      Robert F. Hartman          Treasurer
                                 (Principal Financial and
                                 Accounting Officer)


      /s/ Webb C. Hayes, IV   *
      ------------------------
      Webb C. Hayes, IV          Director                          June 3, 2002


      /s/ Paul C. Kincheloe, Jr.*
      --------------------------
      Paul C. Kincheloe, Jr.     Director                          June 3, 2002


      By:  /s/ George Wm. Erikson
           George Wm. Erikson
           Attorney-in-Fact